STAGE STORES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                 Six Months Ended             Fiscal Year
                                                ------------------    ---------------------------
                                                August 3,  July 29,
                                                  1996     1995(1)    1995(1)   1994(1)   1993(1)
                                                ---------  -------    -------   -------   -------
Pretax Earnings ............................     $2,534    $  --      $  --     $  --     $  --
                                                 ------    -------    -------   -------   -------
Fixed charges charged to expense:

     Interest expense ......................        668       --         --        --        --

     Amortization of debt issue costs ......         92       --         --        --        --
                                                 ------    -------    -------   -------   -------
     Total fixed charges charged to expense         760       --         --        --        --
                                                 ------    -------    -------   -------   -------
Income before income tax
     and fixed charges charged to expense ..     $3,294    $  --      $  --     $  --     $  --
                                                 ======    =======    =======   =======   =======
Fixed charges charged to accruals:

     Interest expense ......................       --         --         --        --        --

     Amortization of debt issue costs ......       --         --         --        --        --
                                                 ------    -------    -------   -------   -------
     Total fixed charges charged to accruals       --         --         --        --        --
                                                 ------    -------    -------   -------   -------
Total fixed charges ........................     $  760    $  --      $  --     $  --     $  --
                                                 ======    =======    =======   =======   =======
Ratio of earnings to fixed charges .........       4.33       --         --        --        --
                                                 ======    =======    =======   =======   =======

-----------------
(1) Prior to the issuance of the SRPC Notes, SRPC had no significant fixed charges. Accordingly, the ratio of fixed charges is only presented for the six months ended August 3, 1996.